SOUTHCOAST
FINANCIAL CORPORATION

IMPORTANT SPECIAL MEETING INFORMATION 000004

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on January 25, 2016.

Vote by Internet

- Go to **www.investorvote.com/scok**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. **Approval of the Agreement and Plan of Merger, dated August 14, 2015, as amended September 15, 2015, by and between Southcoast Financial Corporation ("Southcoast") and BNC Bancorp ("BNC") pursuant to which Southcoast will be merged with and into BNC. NOTE: "Abstain" has the same effect as "AGAINST."**	☐	☐	☐
2. **Non-binding advisory proposal to approve the following resolution relating to certain compensation that Southcoast's named executive officers will receive from Southcoast and Southcoast Community Bank in connection with the merger between Southcoast and BNC:** "**RESOLVED**, that the compensation that may become payable to Southcoast's named executive officers by Southcoast and Southcoast Community Bank in connection with the completion of the merger, as disclosed in the Proxy Statement for the Special Meeting of Shareholders in the section captioned "Proposal No. 1— Approval of the Plan of Merger—Interests of Directors and Officers of Southcoast in the Merger" and the related tables and narrative, is hereby APPROVED."	☐	☐	☐
3. **Approval of proposal to adjourn or postpone the Special Meeting of Shareholders, if necessary or appropriate, including to solicit additional proxies to approve the Agreement and Plan of Merger.**	☐	☐	☐

4. And, in the discretion of said agents, upon such other business as may properly come before the Special Meeting of Shareholders, and matters incidental to the conduct of the Special Meeting of Shareholders. Management at present knows of no other business to be brought before the Special Meeting of Shareholders.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SOUTHCOAST FINANCIAL CORPORATION

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PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR SPECIAL MEETING OF SHAREHOLDERS – JANUARY 26, 2016

L. Wayne Pearson and William C. Heslop, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies for the undersigned at the Special Meeting of Shareholders of Southcoast Financial Corporation to be held on **January 26, 2016**, and at any adjournment thereof, as follows:

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 and 3.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears above. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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